UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Hyzon Motors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11\

P.O. BOX 8016, CARY, NC 27512-9903 Hyzon Motors Inc. Important Notice Regarding the Availability of Proxy Materials For the For Stockholders of record as of July 6, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and our annual report to shareholders for the fiscal year ended December 31, 2022 and to obtain instructions to attend the meeting, go to: www.proxydocs.com/HYZN To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/HYZN Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before August 11, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/HYZN TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Hyzon Motors Inc. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Wednesday, August 23, 2023 9:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/HYZN for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN SEE REVERSE FOR FULL AGENDA

Hyzon Motors Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. The election of three directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified; 1.01 Viktor Meng 1.02 Andrea Farace 1.03 Matthew Foulston 2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.